Exhibit 10.12



                      EMPLOYMENT AND NON-COMPETE AGREEMENT


         This Employment and Non-Compete Agreement ("Employment Agreement") is made this 10th day of February, 2000 by and between Applied Digital Solutions, Inc., a Missouri corporation, with its principal office located at 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480 (the "Employer") and David Beckett (the "Employee").

         WHEREAS, Employer desires to retain the services of the Employee; and

         WHEREAS, Employee is willing to be employed by Employer.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Term of Employment. Subject to the provisions of Section 4 of this Employment Agreement, Employer hereby agrees to employ Employee for a period of three (3) years commencing January 10, 2000 (the "Employment Term").

2.   Office and Duties.

     (a) Office. During the Employment Term, Employee shall serve as General Counsel of the Employer. In such position, Employee shall report to Garrett Sullivan, the current President of Employer. As General Counsel, Employee shall perform such services as directed by Mr. Sullivan. However, no such services shall be of a nature, which are not commensurate with, and/or are beneath the dignity of, Employee's title. During the Employment Term, Employee's employment by Employer shall be Employee's exclusive full-time employment. Such .duties shall be provided at the Employer's corporate offices located in Palm Beach, Florida, or any other location or locations as reasonably required by the Employer from time to time.

     (b) Duties. During the Employment Term, Employee shall devote his best efforts to performance of his duties hereunder and shall not directly or indirectly engage in any other business, profession or occupation for compensation or otherwise which would conflict with the performance of such duties without the prior written consent of the Board of Directors (the "Board"), which consent shall not unreasonably be withheld, delayed or conditioned.

3.   Compensation and Benefits.

     (a) Base Compensation. As compensation for the services provided by Employee under this Employment Agreement, Employer will pay Employee One Hundred Sixty Thousand Dollars ($160,000.00) on an annualized basis, in accordance with Employer's usual payroll procedures. Nothing contained herein shall prohibit the Board in its sole discretion, from increasing the compensation payable to the Employee pursuant to this Employment Agreement, and/or including cost of living

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                                                      Employment and Non-Compete
                                                                       Agreement
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increases, and/or making available to the Employee other benefits in addition to those to which the Employee is entitled hereunder.

     (b) Benefits. The Employee shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans and other benefit plans, from time to time, that maybe in effect for employees of Employer. Such participation shall be subject to the terms and conditions of the applicable plan documents, generally applicable Employer policies and the discretion of the Board or any administrative or other committee provided for in, or contemplated by, such plan.

     (c) Vacation; Holidays. The Employee shall be entitled on an annual basis to ten (10) days of paid vacation in each year of this Employment Agreement. Vacation shall be taken at a time that is mutually convenient to Employer and Employee and may not be accumulated or carried over without the express written consent of Employer. The Employee shall be entitled to the standard company holidays.

     (d) Business Expenses. In accordance with Employer's policy, the Employee will be reimbursed for all "out-of-pocket" and other direct business expenses (exclusive of commuting costs), upon presentation of appropriate receipts and documentation.

     (e) Bonus. The Employee shall also be eligible to receive an annual bonus of up to forty percent (40%) of Employee's Base Compensation. The amount of such Bonus shall be determined each year by the compensation committee of the Board and shall be based upon the Board's evaluation of Employee's performance and the Employer's financial performance. In the event that Employee voluntarily terminates his employment prior to the time of payment of such Bonus the amount of the Bonus shall be pro rated accordingly and paid when Bonuses are distributed to all other employees.

     (f) Stock  Options.  Upon the  execution  and  delivery of this  Employment
Agreement and Employee commences employment pursuant to the terms of this Employment Agreement, Employer shall grant Employee the option to purchase fifty thousand (50,000) shares of the common stock of Employer at eighty five percent (85%) of the closing price of such stock as published in the Wall Street Journal, Eastern Edition on December 31, 1999.

               Such Options shall be governed by the Employee Stock Option Plan documents and shall vest over a three (3) year period. The first one third the first year, the second third on the anniversary of the second year of this Employment Agreement and finally Employee shall become completely vested on the third anniversary of the Employment Agreement.

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                                                      Employment and Non-Compete
                                                                       Agreement
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     (g) Relocation Expenses.  Employer has agreed to reimburse Employee for the following additional reasonable costs on a "grossed up" basis:

               (i)   Employee's direct relocation expenses;

               (ii) the closing costs and loan points incurred by Employee in purchasing a new residence in the Palm Beach area; and

               (iii) the broker's commission, and any "loss" incurred, on the sale of Employee's residence in Miami Beach, Florida ("loss" is defined as Employee's cost basis in his residence less the sales price)(collectively the "Relocation Expenses").

     For purposes of the foregoing provisions, reimbursement on a grossed up basis means reimbursement that covers the federal or state income taxes, if any, which would not have been incurred by Employee if the expenditure to be reimbursed had not been made and no reimbursement had been received. For example, if the amount to be reimbursed is $10,000, and no portion of the expenditure to be reimbursed is deductible by Employee for federal or state income tax purposes and all of the reimbursement is includible in Employee's gross income for federal and state income tax purposes, and Employee's combined federal and state marginal income tax rate is 40%, the grossed up amount is $16,667 ($16,667 - .4 (16,667) = $10,000). For further example, if, in the preceding example, all of the expenditure to be reimbursed is fully deductible by Employee, the grossed up amount is $10,000.

     If any of Employee's Relocation Expenses are reimbursed or paid by Employer for the benefit of the Employee, and if Employee terminates employment, for any reason, within one (1) year from the date of such relocation, Employee shall be liable to Employer for the repayment of one hundred percent (100%) of the total amount of the Relocation Expenses paid on behalf of or reimbursed to Employee.

4.   Termination.

     (a) For Cause by Employer. Notwithstanding any other provision of this Employment Agreement, Employee's employment hereunder may be terminated by Employer at any time for Cause. For purposes of this Employment Agreement,
"Cause"  shall be defined as (i)  Employee's  willful and  continued  failure to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for a period of ten (10) days after a written cure notice delivered to Employee on behalf of Employer, which specifically identifies the manner in which it is alleged that Employee has not substantially performed his duties, (ii) Employee's dishonesty in the performance of his duties hereunder, (iii) an act or acts on Employee's part involving moral turpitude or constituting a felony under the laws of the United

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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 4


States or any state thereof, (iv) any other act or omission which materially injures the financial condition or business reputation of Employer or any of its subsidiaries or affiliates, or (v) Employee's material breach of his obligations under Section 5 and 7 hereof. In the event that Employee fails to cure such breach within the time period provided hereinabove, Employer may terminate this Employment Agreement without further notice and its only liability shall be to pay Employee's Base Compensation through such date of termination.

     (b) Permanent Disability. For the purposes of this Employment Agreement, the term "Permanent Disability" shall mean the Employee's inability to perform his duties as prescribed in this Employment Agreement, which, following a written request by either Employer or the Employee, shall be determined by agreement between the parties and, if they cannot agree, by a panel of three (3) physicians, one of whom will be selected by Employer, one by the Employee and the third by the first two so selected. Said panel shall also fix the date of the occurrence of the Permanent Disability. Said panel's determination shall be conclusive. Notwithstanding anything to the contrary set forth herein, the Employee shall be presumed to be permanently disabled thus terminating this Employment Agreement, as of the date he is receiving payments for Permanent Disability under any disability insurance policies that may be in effect, or under the Social Security Act.

     (c) Temporary Disability. If, due to physical or mental illness, disability or injury, the Employee is unable to perform substantially all of his duties and responsibilities hereunder, the Employer may designate another person to act in his place during the period of such disability. Notwithstanding any such designation, the Employee shall continue to receive his full salary and benefits under Section 3 of this Employment Agreement until he becomes eligible for disability income under Employer disability income plan. In the absence of a disability income plan at the time of such disability, Employer shall pay the Employee benefits equal to those the Employee would have received if Employer's current disability income plan were in effect at such time; provided however, that Employer's obligations hereunder shall cease three (3) months from the onset of such disability.

     (d) Death. Employee's employment hereunder shall terminate immediately in the event of the Employee's death. If Employee's employment is terminated by the death of Employee, Employer shall pay to Employee's estate, or his legal representative, Base Compensation due through the date of Employee's death. Employee's rights to any other payments and/or consideration shall terminate as of such date, except as to those other benefits that Employee may be eligible in accordance with the plans, policies and practices of Employer.

     (e) Without Cause by Employer. The Employee's employment hereunder may be terminated by Employer at any time, without Cause as defined hereinabove. If Employee's employment is terminated by Employer without Cause (other than by reason of disability or death), Employer shall continue to pay Employee the Base

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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 5


Compensation to which he is entitled pursuant to Section 3 of this Employment Agreement for the balance of the Employment Term as if such termination had not occurred. The payment to Employee of any other benefits following the termination of Employee's employment pursuant to this Section 4(e) shall continue for the balance of the Employment Term as if such termination had not occurred. In addition, all stock options granted to Employee which are not vested shall automatically vest and all stock options shall remain exercisable for the duration of the term of their original grants.

     (f) Termination by Employee. Employee's employment hereunder may be terminated by Employee, at any time, upon not less than sixty (60) days prior written notice from Employee to Employer. If Employee terminates his employment with Employer pursuant to this Section 4(f), Employer shall only pay Employee's Base Compensation through the date of termination. Employee's rights to any other payments and/or consideration shall terminate as of such date.

     (g) Termination by Employee for Good Reason. Employee's employment may be terminated by Employee, at any time, for Good Reason. If Employee terminates his employment with Employer for Good Reason Employer shall continue to pay Employee the Base Compensation to which he is entitled pursuant to Section 3 of this Employment Agreement for the balance of the Employment Term as if such termination had not occurred. The payment to Employee of any other benefits following the termination of Employee's employment pursuant to this Section 4(g) shall continue for the balance of the Employment Term as if such termination had not occurred. In addition, all stock options granted to Employee which are not vested shall automatically vest and all stock options shall remain exercisable for the duration of the term of their original grants. "Good Reason" shall mean
(i) the Employer's material breach or violation of any of the terms of this Agreement or the failure to meet any of the conditions of this Agreement and the failure to cure such breach or comply with such conditions within 10 days after written notice from Employee of such breach or failure, or (ii) a material adverse change of duties and responsibilities of Employee's position as General Counsel and the failure to remedy such improper change within 10 days after written notice from Employee.

     (h) Notice of Termination. Any purported termination of employment by Employer or by Employee shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 12 hereof. For purposes of this Employment Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

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                                                      Employment and Non-Compete
                                                                       Agreement
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5.   Non-Competition.

     (a) Employee acknowledges and recognizes the highly competitive nature of the businesses of Employer and its affiliates and accordingly agrees that during the Employment Term and continuing until the later of (i) the date that Employee ceases to receive payments pursuant to Section 4 of this Employment Agreement and (ii) for one (1) year from the date of the termination of Employee's employment:

         (i) Employee will not engage in any activity which is competitive with any business now, or at any time during the Employment Term, conducted by Employer, its subsidiaries or affiliates, including without limitation becoming an employee, investor (except for passive investments of not more than five percent (5%) of the outstanding shares of, or any other equity holdings of a competitor of Employer's that is traded on the New York Stock Exchange, Nasdaq or any other over-the-counter securities market), officer, agent, partner or director of, or other participant in, any firm, person or other entity in any geographic area that either directly or indirectly competes with Employer, its subsidiaries or affiliates. Notwithstanding any provision of this Employment Agreement to the contrary, upon the occurrence of any breach of this Section 5(a)(i), and provided that Employee is employed by Employer, Employer may immediately terminate the employment of Employee for Cause pursuant to Section 4, and Employer's obligations to make any further payments to Employee under this Employment Agreement shall terminate.

         (ii) Employee will not directly or indirectly assist others in engaging in any of the activities in which Employee is prohibited to engage by clause (i) above.

         (iii) Employee will not directly or indirectly (A) induce any employee of Employer, its subsidiaries or affiliates to engage in any activity that Employee is prohibited from engaging by clause (i) above, or (B) to terminate his employment with Employer, its subsidiaries or affiliates, or (C) employ or offer employment to any person who was employed by Employer, its subsidiaries or affiliates unless such person shall have ceased to be employed by Employer, its subsidiaries or affiliates for a period of at least one (1) year.

     (b) Notwithstanding the other provisions of this Section 5, Employee shall be permitted to engage in the private practice of law and may represent companies whose businesses may be deemed to be competitive with the business of Employer.

     (c) It is expressly understood and agreed that (i) although Employee and Employer consider the restrictions contained in this Section 5 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or geographic restrictions or any other restriction contained in this Employment Agreement is unenforceable, this Employment Agreement shall not

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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 7


be rendered void but rather shall be deemed to be enforceable to such maximum extent as such court may judicially determine or indicate to be enforceable, and
(ii) if any restriction contained in this Employment Agreement is determined to be unenforceable and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions or provisions contained herein.

6. Resignation as Officer and/or Director. In the event that Employee's employment is terminated for any reason whatsoever or Employee voluntarily terminates his employment, the Employee agrees to, as the case may be, and if applicable resign immediately as an Officer and/or Director of Employer.

7. Confidentiality. Employee will not at any time (whether during or after his employment with Employer) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other organization, entity or enterprise other than Employer and any of its subsidiaries or affiliates, any Confidential Information. As used herein, the term "Confidential Information" shall mean any trade secrets, information, data, or other confidential information (excluding information which is not unique to Employer or which is generally known to the industry) or development programs, costs, marketing, trading, investment, sales activities, promotion, credit processes, formulas, data, software, drawings, specifications, source and object code, financial and pricing information, marketing information and business and development plans or the business and affairs of Employer generally, or of any subsidiary or affiliate of Employer. Employee agrees that upon termination of his employment with Employer for any reason, he will return to Employer immediately all copies of any Confidential Information, together with any memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the confidential information, except that he may retain personal notes, notebooks and diaries.

8. Other Agreements. Employee represents and warrants that the execution and delivery of this Employment Agreement and the performance of all the terms of this Employment Agreement does not and will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or trust. Employee has not entered into and shall not enter into any agreement, either written or oral, in conflict herewith.

9. Use of Confidential Information of Other Persons. Employee represents that he has not brought and will not bring with him to the Employer or use at the Employer any materials or documents of an employer or a former employer that are not generally available to the public, unless express written authorization from such employer for their possession and use has been obtained. Employee also understands that he may not breach any obligation of confidentiality that he has

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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 8


to any employer or former employer and agree to fulfill all such obligations during the period of his affiliation with the Employer. Employee shall indemnify and hold Employer harmless for a breach of the representations made in Sections 8 and 9.

10. Specific Performance. Employee acknowledges and agrees that Employer's remedies at law for a breach or threatened breach of any of the provisions of
Section 5 or Section 7 would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Employer, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining orders, temporary or permanent injunctions or any other equitable remedy which may then be available.

11. Representations and Warranties. The Employee hereby represents and warrants that he is free to enter this Employment Agreement and to render his services pursuant hereto and that neither the execution and delivery of this Employment Agreement, nor the performance of his duties hereunder, violates the provisions of any other agreement to which he is a party or by which he is bound. It is further provided that Employee shall indemnify Employer for any and all damages and/or expenses (including attorney's fees) that may result from a breach of such representations.

12. Notices. Any notice, request, instruction or other document required or permitted under this Employment Agreement shall be in writing and shall be deemed delivered when delivered in person, by electronic facsimile transmission, by overnight courier, or deposited in the United States mail, postage paid, addressed as follows:

              Employer:                     Applied Digital Solutions, Inc.
                                            400 Royal Palm Way
                                            Suite 410
                                            Palm Beach, FL 33480
                                            Attention:  Garrett A. Sullivan

              Employee:                     David Beckett, Esq.
                                            5800 Pine Tree Drive
                                            Miami Beach, FL 33140

         Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.


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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 9


13. Entire Agreement. This Employment Agreement together with any attachments or Exhibits hereto contains the entire agreement of the parties with respect to the subject matter and there are no other promises or conditions in any other agreement, whether oral or written. This Employment Agreement supersedes any prior written or oral agreements between the parties.

14. Expenses. Each party shall pay its own expenses incident to the performance or enforcement of this Employment Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Employment Agreement, except as otherwise herein specifically provided.

15. Waivers and Further Agreements. Any waiver of any terms or conditions of this Employment Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement.

16. Amendments. This Employment Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

17. Severability. If any provision of this Employment Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein

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                                                      Employment and Non-Compete
                                                                       Agreement
                                                                         Page 10


and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

18. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Employment Agreement, it shall not be necessary to produce more than one of such counterparts.

19. Survival. Section 5, 6, 7, 8, 9 and 10 shall survive the termination of this Employment Agreement.

20. Section Headings. The headings contained in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

21. Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

22. Governing Law. This Employment Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Florida.

23. Arbitration. Any and all disputes and differences between or among the parties with respect to the construction or performance of the terms of this Agreement which cannot be resolved amicably shall be resolved by arbitration before the American Arbitration Association in accordance with its rule then sitting in the State of Florida.

         The parties have executed this Employment Agreement the day and year first above written.

                                            EMPLOYER:

                                            By: /s/ Garrett A. Sullivan
                                               ---------------------------------
                                                Garrett A. Sullivan
                                                Its duly authorized President

                                            EMPLOYEE:

/s/ Dave Creme                              By: /s/ David Beckett
-----------------------                        ---------------------------------
Witness                                        David Beckett

June 21, 1999


Mr. Michael Krawitz
320 Plaza Real, Apt. 406
Boca Raton, FL  33432

Dear Michael:

         Reference is made to the Employment and Non-Compete Agreement, dated March 22, 1999 between Applied Cellular Technology, Inc. and you (the "Employment Agreement"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Employment Agreement. In recognition of your efforts to date and in consideration for your continued efforts on behalf Applied Cellular Technology and its subsidiaries, we have agreed to amend the Employment Agreement as follows:

1.       You will  report  directly  to the  Chairman  of the  Board  and  Chief
         Executive Officer. Accordingly, Paragraph 2(a) of the Employment Agreement is hereby amended by deleting therefrom the words "Senior Vice President- Legal Affairs or his designee", and replacing them with the words "and Chief Executive Officer".

2. We agree that you should not lose the benefit of the Employment Agreement if you terminate your employment in certain situations as set forth below. Accordingly, Paragraph 6(e) of the Employment Agreement is hereby amended by adding the following immediately prior to the last sentence thereof:

         "Employee shall be deemed to be terminated without Cause if Employee terminates employment for Good Reason, which Employee may do at any time after 21 days after Employee has given the Employer written notice of Employee's intention to terminate employment for Good Reason (citing the reasons), if the Employer has not cured the Good Reason within such 21-day period. Good Reason shall mean: (i) assignment of duties inconsistent with Employee's position (including status, title and

Mr. Michael Krawitz                     2                          June 21, 1999



         reporting requirements) or reduction of the Employee's position (including status, title and reporting requirements), authority, duties or responsibilities, (ii) a breach by the Employer of the terms of the Employment Agreement, or (iii) relocation of the Employer's principle place of business or relocation of Employee's workplace outside of Palm Beach County."

         If the foregoing accurately reflects your understanding of the agreement between you and us, please sign this letter agreement and the enclosed copy and return one of them to the undersigned whereupon the foregoing will constitute a binding amendment of the Employment Agreement.


                                               Very truly yours,

                                               APPLIED CELLULAR TECHNOLOGY, INC.



                                               By: /s/ Garrett A. Sullivan
                                                  ------------------------
                                                    Garrett A. Sullivan
                                                    President


Agreed to and accepted:

/s/ Michael Krawitz
---------------------------------
Michael Krawitz